UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2025

HYPERION DEFI, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38365	47-1178401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23461 South Pointe Drive, Suite 390, Laguna Hills, CA 92653

(Address of Principal Executive Offices, and Zip Code)

(833) 393-6684

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)
Common stock, par value $0.0001 per share	HYPD	The Nasdaq Stock Market (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Right of Security Holders.

On August 19, 2025, Hyperion DeFi, Inc. (“Hyperion DeFi” or the “Company”) filed a certificate of amendment (the “Charter Amendment”) to its Third Amended and Restated Certificate of Incorporation, as amended (the “Charter”) with the Secretary of State of Delaware to increase the total number of shares of common stock, par value $0.0001 per share, that Hyperion DeFi will have authority to issue from 300,000,000 shares to 600,000,000 shares and the total number of shares of preferred stock, par value $0.0001 per share, from 6,000,000 shares to 60,000,000 shares.

The foregoing description of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Hyperion DeFi was held in a virtual format on August 18, 2025 at 12:00 PM EDT. Of Hyperion DeFi’s 5,603,034 shares of common stock issued and eligible to vote as of the record date of July 18, 2025, a quorum of 2,880,210 shares, or approximately 51.40% of the eligible shares, was present virtually or represented by proxy at the Annual Meeting. The actions set forth below were taken at the Annual Meeting; Proposal 5 did not receive the necessary votes in favor and will not be implemented at this time. Each of the matters set forth below is described in detail in Hyperion DeFi’s definitive proxy statement on Schedule 14A related to the Annual Meeting, filed on July 24, 2025.

1. Election of the following directors of Hyperion DeFi, to serve one-year terms expiring in 2026 or until their successors have been elected and qualified.

Nominee	Shares Voted For	Shares Voted to Withhold Authority	Broker Non-Votes
Michael Geltzeiler	1,028,126	75,796	1,776,288
Rachel Jacobson	1,016,274	87,648	1,776,288
Hyunsu Jung	1,065,014	38,907	1,776,289
Michael Rowe	1,013,928	89,994	1,776,288
Ellen Strahlman, M.D.	999,391	104,531	1,776,288

2. Ratification of the appointment of CBIZ CPAs P.C. as Hyperion DeFi’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Shares Voted For	Shares Voted Against	Shares Abstaining	Broker Non-Votes
2,780,873	70,008	29,329	0

3. Approval, on an advisory basis, of the compensation of Hyperion DeFi’s named executive officers.

Shares Voted For	Shares Voted Against	Shares Abstaining	Broker Non-votes
1,020,571	74,924	8,427	1,776,288

4. Approval of an amendment to Hyperion DeFi’s Charter to, at the discretion of the Board, increase the number of shares of common stock authorized for issuance thereunder from 300,000,000 shares to 600,000,000 shares and the number of shares of preferred stock authorized for issuance thereunder from 6,000,000 shares to 60,000,000 shares.

Shares Voted For	Shares Voted Against	Shares Abstaining	Broker Non-votes
897,183	206,025	713	1,776,289

5. Approval of an amendment to Hyperion DeFi’s Charter to enable stockholders of the Company to act by written consent in lieu of a meeting.

Shares Voted For	Shares Voted Against	Shares Abstaining	Broker Non-votes
1,010,562	90,024	3,336	1,776,288

6. Approval of amendments to Hyperion DeFi’s Amended and Restated 2018 Omnibus Stock Incentive Plan to reserve an additional 5,172,934 shares of common stock for issuance thereunder and to remove the annual limit on the grant date fair value of awards to any non-employee director, together with any cash fees paid during the year.

Shares Voted For	Shares Voted Against	Shares Abstaining	Broker Non-votes
928,173	166,891	8,858	1,776,288

7. Approval of the issuance of up to 394,236 shares of common stock upon the exercise of warrants issued to a certain institutional investor pursuant to a Warrant Inducement Letter, dated January 16, 2025, as required by and in accordance with Nasdaq Listing Rule 5635(d).

Shares Voted For	Shares Voted Against	Shares Abstaining	Broker Non-votes
993,982	108,413	1,527	1,776,288

8. Approval of one or more adjournments of the Annual Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve any of the Proposal Nos. 4, 5 or 7 at the time of the Annual Meeting or if there is not a quorum.

Shares Voted For	Shares Voted Against	Shares Abstaining	Broker Non-votes
1,149,783	149,704	8,122	1,572,601

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of Hyperion DeFi, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERION DEFI, INC.

Date: August 20, 2025	/s/ Michael Rowe
Michael Rowe
Chief Executive Officer